SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        September 18, 2009

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                   (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets

On September 18, 2009, Hennessy Advisors, Inc. (the “Company”) completed the acquisition of the assets of SPARX Investment & Research, USA, Inc. related to the management of the SPARX Japan Fund (renamed the Hennessy Select SPARX Japan Fund) and the SPARX Japan Smaller Companies Fund (renamed the Hennessy Select SPARX Japan Smaller Companies Fund), each a series of SPARX Asia Funds (renamed Hennessy SPARX Funds Trust).  Pursuant to the transaction, Hennessy Advisors became the investment manager to the Hennessy Select SPARX Japan Fund and the Hennessy Select SPARX Japan Smaller Companies Fund (collectively, the “SPARX Funds”), and the Hennessy Funds’ trustees became the trustees of Hennessy SPARX Funds Trust.  Hennessy Advisors has retained SPARX Asset Management Co., Ltd., located in Tokyo, as the SPARX Funds’ sub-advisor to manage the portfolios of the two funds.

The SPARX Funds have approximately $74 million in assets.  The Company paid for all costs associated with gaining approval of the shareholders of the SPARX Funds.

Item 7.01.           Regulation FD Disclosure

A copy of the press release announcing the conclusion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.
(registrant)

September 21, 2009	By: /s/ Daniel B. Steadman
Daniel B. Steadman
Executive Vice President

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HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated September 18, 2009

Exhibit	Description
99.1	Press Release